Exhibit 99.1

Paysign, Inc. Reports Second Quarter 2020 Financial Results

HENDERSON, Nev.--(BUSINESS WIRE)-- Paysign, Inc. (NASDAQ: PAYS), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, today reported financial results for the second quarter ended June 30, 2020.

“During this pandemic, we have been focused first and foremost on the safety of our employees while supporting the business continuity needs of our customers. While our financial results were significantly impacted by the economic slowdown caused by the COVID-19 pandemic, we executed well, and are confident that this second quarter will prove to be the most challenging.” said Mark Newcomer, Chief Executive Officer, Paysign. “We are confident that we will emerge from this pandemic related slowdown a stronger company and resume a trajectory of growth. To this point, we continued to expand our footprint in the Plasma collection space. Late in the second quarter, we began onboarding an expected total of 49 plasma and blood collection centers with go-lives to be completed by early fourth quarter. In addition to these 49 centers, we have successfully onboarded 104 plasma centers in support of a client’s business continuity plan. Our pipeline remains robust, strengthened by changes in the competitive landscape. We continue to take actions to navigate the near-term challenges presented by the pandemic, while innovating for our customers, launching new products and investing for the future to deliver long-term value for our shareholders.”

Financial Highlights

PAYSIGN, INC.

SUMMARY OF CONSOLIDATED FINANCIAL RESULTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Plasma industry	$4,572,439	$6,542,655	$11,915,849	$12,427,232
Pharma industry	1,768,565	2,093,616	4,788,942	3,466,329
Other	102,061	–	314,747	–
Total revenues	6,443,065	8,636,271	17,019,538	15,893,561
Cost of revenues	3,138,350	3,598,038	7,993,870	7,080,174
Gross profit	3,304,715	5,038,233	9,025,668	8,813,387
Gross margin %	51.3%	58.3%	53.0%	55.5%
Operating expenses
Selling, general and administrative	3,401,501	3,012,972	7,228,825	5,717,921
Loss on abandonment of assets	42,898	–	42,898	–
Depreciation and amortization	506,477	395,510	1,008,853	729,271
Total operating expenses	3,950,876	3,408,482	8,280,576	6,447,192
Income (loss) from operations	$(646,161)	$1,629,751	$745,092	$2,366,195
Net income (loss) attributable to Paysign, Inc.	$(219,234)	$1,738,791	$1,321,731	$2,610,462

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Three Months Ended June 30, 2020 and 2019

The decrease in total revenues of $2.2 million for the three months ended June 30, 2020 compared to the same period in the prior year approximating 25%, consisted of a 30% reduction in Plasma revenue and a 16% reduction in Pharma revenue. This decrease was primarily due to a significant decrease in plasma donations and dollars loaded to card; combined with a smaller decrease in Pharma revenues resulting from lower unspent balances and improved client program management. Both industries were impacted by a novel coronavirus and the incidence of the related disease COVID-19.

Cost of revenues for the three months ended June 30, 2020 decreased $460 thousand compared to the same period in the prior year, and constituted approximately 49% and 42% of total revenues for the three months ended June 30, 2020 and 2019, respectively. Cost of revenues is comprised of transaction processing fees, data connectivity and data center expenses, network fees, bank fees, card production costs, customer service and program management expenses, application integration setup, and sales and commission expense. There was a favorable volume variance of $914 thousand due to the decrease in transactions, offset by an unfavorable rate variance of $454 thousand resulting from a decrease in higher margin revenue business.

Gross profit for the three months ended June 30, 2020 decreased $1.7 million compared to the same period in the prior year resulting from the reduction in revenue aforementioned, and the disproportionate decrease in cost of sales. The decrease of 705 basis points (“bps”) in gross margin resulted from an unfavorable cost of revenue rate variance and a lower revenue conversion rate.

Selling, general and administrative expenses (“SG&A”) for the three months ended June 30, 2020 increased $389 thousand or 13% compared to the same period in the prior year and consisted primarily of an increase in staffing and compensation of $329 thousand, technologies and telecom of $87 thousand, and rent of $65 thousand; offset by a decrease in travel of $103 thousand.

The net income (loss) attributable to Paysign, Inc. for the three months ended June 30, 2020 decreased $2.0 million. The overall change in net income (loss) attributable to Paysign, Inc. relates to the aforementioned factors.

Six Months Ended June 30, 2020 and 2019

Total revenues for the six months ended June 30, 2020 increased $1.1 million compared to the same period in the prior year. The increase in revenue approximating 7% was primarily due to an approximate increase of 20% in new card programs year on year, contributing to a strong first quarter, offset primarily due to the effects of COVID-19 in the second quarter.

Cost of revenues for the six months ended June 30, 2020 increased $914 thousand compared to the same period in the prior year. Cost of revenues constituted approximately 47% and 45% of total revenues for the six months ended June 30, 2020 and 2019, respectively. Cost of revenues is comprised of transaction processing fees, data connectivity and data center expenses, network fees, bank fees, card production costs, customer service and program management expenses, application integration setup, and sales and commission expense. Our cost of revenues as a percentage of revenues increased due to an unfavorable rate variance resulting from a change in transaction mix, combined with an unfavorable volume variance.

Gross profit for the six months ended June 30, 2020 increased $212 thousand compared to the same period in the prior year. Our overall gross margins were 53% and 55% during the six months ended June 30, 2020 and 2019, respectively, a decrease of 242 bps consistent with the change in cost of revenues as a percent of revenues.

Selling, general and administrative expenses for the six months ended June 30, 2020 increased $1.5 million or 26% compared to the same period in the prior year. The increase in SG&A consisted primarily of an increase in staffing and wages of $1.0 million, professional services for tax, audit, and consultants of $252 thousand, stock-based compensation of $110 thousand, and rent of $94 thousand.

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Net income attributable to Paysign, Inc. for the six months ended June 30, 2020 decreased $1.3 million or 49%. The overall change in net income attributable to Paysign, Inc. relates to the aforementioned factors.

Our revenue conversion rates for the three months ended June 30, 2020 and 2019 were 3.53% or 353 bps, and 4.21% or 421 bps, respectively, of gross dollar volume loaded on cards. Our gross profit conversion rates for the three months ended June 30, 2020 and 2019 were 1.81% or 181 bps, and 2.45% or 245 bps, respectively, of gross dollar volume loaded on cards. Our net profit conversion rates for the three months ended June 30, 2020 and 2019 were -0.12% or -12 bps, and 0.85% or 85 bps, respectively, of gross dollar volume loaded on cards. Our revenue conversion rates for the six months ended June 30, 2020 and 2019 were 3.35% or 335 bps, and 3.78% or 378 bps, respectively, of gross dollar volume loaded on cards. Our gross profit conversion rates for the six months ended June 30, 2020 and 2019 were 1.77% or 177 bps, and 2.10% or 210 bps, respectively, of gross dollar volume loaded on cards. Our net profit conversion rates for the six months ended June 30, 2020 and 2019 were 0.26% or 26 bps, and 0.62% or 62 bps, respectively, of gross dollar volume loaded on cards.

“While we have seen a partial recovery related to the easing of government restrictions in the latter portion of the second quarter, we anticipate similar results for the current quarter, followed by an upturn in Q4 resulting from onboarding a number of new client programs”, stated Mark Attinger, Chief Financial Officer, Paysign.

COVID-19 Update

Impact of COVID-19 Pandemic

The outbreak of a novel coronavirus and the incidence of the related disease (COVID-19) starting in late 2019 has continued, spreading throughout the United States and much of the world beginning in the first quarter of 2020. In March 2020, the World Health Organization declared the outbreak as a pandemic. While the disruption is currently expected to be temporary, there is uncertainty around the duration. The COVID-19 outbreak has had and will continue to have an adverse effect on the Company's results of operations. Given the uncertainty around the extent and timing of the potential future spread or mitigation of COVID-19 and around the imposition or relaxation of protective measures, management cannot reasonably estimate the impact to the Company's future results of operations, cash flows, or financial condition.

Conference Call

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About Paysign, Inc.

Paysign, Inc., (NASDAQ: PAYS), is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has managed millions of prepaid debit cards in its portfolio. Paysign conceptualizes, develops and manages payment solutions, prepaid card programs, and customized payment services. Paysign’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. Paysign’s customizable solutions offer significant cost savings while improving brand recognition and customer loyalty. For over 15 years healthcare companies, major pharmaceutical companies, multinationals, prestigious universities, and social media companies have relied on Paysign to provide state-of-the-art prepaid payment programs tailored to their unique requirements. Paysign® is a registered trademark of Paysign, Inc. in the United States and other countries. For more information visit us at paysign.com or follow us on LinkedIn, Twitter and Facebook.

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Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe-harbor created thereby. All statements, other than statements of fact, included in this release, are forward-looking statements. Such forward-looking statements include, among others, the company’s belief in its ability to ensure continuity during the COVID-19 outbreak; that the company continues to see growth in our patient affordability solutions; that we will emerge from this pandemic related slowdown a stronger company and resume a trajectory of growth; that we are confident this second quarter will prove to be the most challenging; that gross margins are important indicator of predictability; and that the company expects to onboard and go-live with new blood and plasma centers. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods; identified material weaknesses in our internal control over financial reporting which could, if not remediated, adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner; that a downturn in the economy, including as a result of COVID-19, could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability, and cash flows; operating in a highly regulated environment; failure by us or business partners to comply with applicable laws and regulations; changes in the laws, regulations, credit card association rules or other industry standards affecting our business; that a data security breach could expose us to liability and protracted and costly litigation; and other risk factors set forth in our Form 10-K for the year ended December 31, 2019. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

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PAYSIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Plasma industry	$4,572,439	$6,542,655	$11,915,849	$12,427,232
Pharma industry	1,768,565	2,093,616	4,788,942	3,466,329
Other	102,061	–	314,747	–
Total revenues	6,443,065	8,636,271	17,019,538	15,893,561
Cost of revenues	3,138,350	3,598,038	7,993,870	7,080,174
Gross profit	3,304,715	5,038,233	9,025,668	8,813,387
Gross margin %	51.3%	58.3%	53.0%	55.5%
Operating expenses
Selling, general and administrative	3,401,501	3,012,972	7,228,825	5,717,921
Loss on abandonment of assets	42,898	–	42,898	–
Depreciation and amortization	506,477	395,510	1,008,853	729,271
Total operating expenses	3,950,876	3,408,482	8,280,576	6,447,192
Income (loss) from operations	(646,161)	1,629,751	745,092	2,366,195
Other income
Interest income	3,130	131,812	65,291	250,985
Total other income	3,130	131,812	65,291	250,985
Income (loss) before income tax provision (benefit)	(643,031)	1,761,563	810,383	2,617,180
Income tax provision (benefit)	(423,797)	23,276	(511,348)	7,786
Net income (loss) before noncontrolling interest	(219,234)	1,738,287	1,321,731	2,609,394
Net loss attributable to noncontrolling interest	–	504	–	1,068
Net income (loss) attributable to Paysign, Inc.	$(219,234)	$1,738,791	$1,321,731	$2,610,462
Net income (loss) per share
Basic	$0.00	$0.04	$0.03	$0.06
Diluted	$0.00	$0.03	$0.02	$0.05
Weighted average common shares
Basic	49,015,686	47,310,209	48,864,424	47,136,608
Diluted	54,396,850	54,967,595	54,542,458	54,739,483

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PAYSIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$7,633,149	$9,663,746
Cash restricted	39,921,183	35,908,559
Accounts receivable	663,584	891,936
Prepaid expenses and other current assets	1,440,621	1,413,208
Total current assets	49,658,537	47,877,449
Fixed assets, net	1,753,368	937,185
Intangible assets, net	4,008,794	3,816,232
Operating lease right-of-use asset	4,526,089	–
Deferred tax assets	1,417,179	917,480
Total assets	$61,363,967	$53,548,346

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,136,821	$1,523,604
Operating lease, current portion	301,233	–
Customer card funding	33,845,620	32,723,227
Total current liabilities	35,283,674	34,246,831
Operating lease liability, long term portion	4,176,314	–
Total liabilities	39,459,988	34,246,831
Stockholders' equity
Common stock: $0.001 par value; 150,000,000 shares authorized, 49,373,707 and 48,577,712 issued at June 30, 2020 and December 31, 2019, respectively	49,374	48,578
Additional paid-in-capital	12,594,389	11,577,539
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Retained earnings	9,410,216	8,088,485
Total Paysign, Inc. stockholders' equity	21,903,979	19,564,602
Noncontrolling interest	–	(263,087)
Total equity	21,903,979	19,301,515
Total liabilities and equity	$61,363,967	$53,548,346

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To supplement Paysign’s financial results presented on a GAAP basis, we use non-GAAP measures of net income that excludes the following cash and non-cash items – interest, taxes, amortization and depreciation, stock-based compensation, and loss on abandonment of assets. We believe these non-GAAP measures help investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting, and investors should read them in conjunction with the company’s financial statements prepared in accordance with GAAP. The non-GAAP measures of net income we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges and loss on abandonment of assets.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Paysign’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

PAYSIGN, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) attributable to Paysign, Inc.	$(219,234)	$1,738,791	$1,321,731	$2,610,462
Income tax provision (benefit)	(423,797)	23,276	(511,348)	7,786
Interest income	(3,130)	(131,812)	(65,291)	(250,985)
Depreciation and amortization	506,477	395,510	1,008,853	729,271
EBITDA	(139,684)	2,025,765	1,753,945	3,096,534
Loss on abandonment of assets	42,898	–	42,898	–
Stock-based compensation	600,775	567,910	1,324,958	1,214,620
Adjusted EBITDA	$503,989	$2,593,675	$3,121,801	$4,311,154
Adjusted EBITDA per share
Basic	$0.01	$0.05	$0.06	$0.09
Diluted	$0.01	$0.05	$0.06	$0.08

Contacts

Paysign, Inc.

Jim McCroy, 1-702-749-7269

Investor Relations

ir@paysign.com

www.paysign.com

Source: Paysign, Inc.

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